SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 15, 2000



                        AVENUE ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                       001-12885                    13-1926739
(State or other                  (Commission               (I.R.S. Employer
 jurisdiction of                 File Number)               Identification No.)
 incorporation)



11111 Santa Monica Blvd., Suite 525, Los Angeles, CA               90025
(Address of principal executive offices)                        (Zip Code)

+

Registrant's telephone number, including area code:  (310) 996-6800



                                       N/A

          (Former name or former address, if changed since last report)

Item 2.           Acquisition or, Disposition of Assets.

         Pursuant to the Subscription Agreement between AEG and Robison Enterprises, Inc ("REI"), upon closing REI will receive 50,000 shares of the Company Common Stock (the "Subscription Shares") in exchange for $50,000. On or before the last day of each month, commencing on the month following the month in which the closing occurs, REI shall purchase at least 50,000 shares at $1.00 per share of the remaining 550,000 shares until such time as all such remaining shares have been purchased by REI. In addition, REI was issued a Warrant to purchase an additional 600,000 shares at $2.00 per share, which may only be exercised after all of the Subscription Shares have been purchased by REI.

         Pursuant to Agreement and Plan of Merger AEG shall acquire LCA Productions, Inc. ("LCA") in exchange for up to 800,000 shares of the Company's Common Stock of which 400,000 shall be exchanged at closing. Upon the first draw down of the Production Financing, or such earlier date depending on certain criteria being met, Double Bay Entertainment, Inc. ("DBE") will have a right to receive an additional 400,000 shares of the Company's Common Stock

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         10. Agreement and Plan of Merger dated November 21, 2000, by and among the Registrant, LCA Acquisition Subsidiary, Inc., LCA Inc. and Double Bay Entertainment, Inc.

         10.1 Amendment Number 1 dated January 8, 2001 to the Agreement and Plan of Merger dated November 21, 2000 by and among the Registrant, LCA Acquisition Subsidiary, Inc., LCA Inc. and Double Bay Entertainment, Inc.

         10.2 Subscription Agreement dated November 15, 2000 between Robison Enterprises, Inc. and the Registrant.

         10.3 Amendment Number 1 dated January 8, 2001 to the Subscription Agreement dated November 15, 2000 between Robison Enterprises, Inc. and the Registrant.

         10.4 Amendment Number 2 dated January 8, 2001 to the Subscription Agreement dated November 15, 2000 between Robison Enterprises, Inc. and the Registrant.

         10.5  Warrant   Agreement  dated  November  15,  2000  between  Robison
Enterprises, Inc. and the Registrant.

         99. Press release dated January 17, 2001.

         99.1 Press release dated January 29, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AVENUE ENTERTAINMENT GROUP, INC.


Date: January 29, 2001                         By: Cary Brokow
                                                   President